Contact: Jon Anderson, Actel Corporation (650) 318-4445

For Release: April 29, 2008 @ 1:15 P.M. PT

ACTEL ANNOUNCES FIRST QUARTER 2008 FINANCIAL RESULTS

Mountain View, Calif. – Actel Corporation (NASDAQ: ACTL) today announced net revenues of $54.8 million for the first quarter of 2008, up 6 percent from the fourth quarter of 2007 and up 13 percent from the first quarter of 2007.

Non-GAAP net income, which excludes stock-based compensation, option restatement expenses, and other nonrecurring adjustments, was $2.9 million for the first quarter of 2008 compared with $2.6 million for the fourth quarter of 2007 and $2.1 million for the first quarter of 2007. Non-GAAP earnings were $0.11 per diluted share for the first quarter of 2008 compared with $0.10 for the fourth quarter of 2007 and $0.08 for the first quarter of 2007.

Including stock-based compensation, option restatement expenses and other adjustments in accordance with generally accepted accounting principles (GAAP), Actel reported net income of $0.2 million, or $0.01 per diluted share, for the first quarter of 2008 compared with a net loss of $1.3 million, or ($0.05) per basic share, for the fourth quarter of 2007 and net loss of $0.7 million, or ($0.03) per basic share, for the first quarter of 2007.

Gross margin was 58.5 percent for the first quarter of 2008 compared with 55.0 percent for the fourth quarter of 2007 and 59.2 percent for the first quarter of 2007.

A conference call to discuss first quarter results will be held Tuesday, April 29, 2008, at 2:00 p.m. Pacific Time. A live web cast and replay of the call will be available. Web cast and replay access information as well as financial and other statistical information can be found on Actel’s web site, www.actel.com.

This release includes non-GAAP net income, non-GAAP net income per share data and other non-GAAP line items from the Condensed Consolidated Statements of Operations, including total costs and expenses, income from operations, and income before tax provision. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our operating performance. Actel believes that the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to both management and investors regarding financial and business trends relating to Actel’s financial condition and results of operations, in particular by excluding certain expense and income items that we believe are not indicative of our core operating results. Actel believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.

Business Outlook – Second Quarter 2008

The Company believes that second quarter 2008 revenues will increase sequentially five to nine percent. Gross margin is expected to be about 58 or 59 percent. Operating expenses are anticipated to come in at approximately $31.1 million, which excludes an estimated $1.9 million of stock-based compensation expense. Other income is expected to be about $1.7 million. The tax rate for the quarter is expected to be about 30 percent. Outstanding fully diluted share count is expected to be about 25.9 million shares.

Common Stock Repurchase Program

The Company’s stock repurchase program was instituted in 1998 for the purpose of replenishing some or all of the shares of Common Stock issued upon exercise of stock options and in connection with other stock compensation plans. The overall objective of the program is to reduce or eliminate earnings per share dilution caused by the issuance of such additional shares. Repurchases may be made in the open market or in privately negotiated transactions. To date, Actel’s Board of Directors has authorized the repurchase of 6,000,000 shares under the program, and 5,311,558 shares of Common Stock have been repurchased. During the fiscal quarter ended April 6, 2008, the Company repurchased 1,922,361 shares at a total cost of $24.8 million. The Company repurchases shares of its Common Stock from time to time as market and business conditions warrant.

About Actel

Attacking power consumption from both the chip and the system levels, Actel Corporation’s innovative FPGAs and programmable system chip solutions enable power-efficient design. The Company trades on the NASDAQ National Market under the symbol ACTL and is headquartered at 2061 Stierlin Court, Mountain View, Calif., 94043-4655. For more information about Actel, visit http://www.actel.com. Telephone: 888-99-ACTEL (992-2835).

The statements in the paragraph under the heading “Business Outlook – Second Quarter 2008” are forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and should be read with the “Risk Factors” in Actel’s most recent Form  10-Q or 10-K, which can be found on Actel’s web site, www.actel.com. Actel’s quarterly revenues and operating results are subject to a multitude of risks, including general economic conditions and a variety of risks specific to Actel or characteristic of the semiconductor industry, such as fluctuating demand, intense competition, rapid technological change and related intellectual property and international trade issues, wafer and other supply shortages, and booking and shipment uncertainties. These and the other Risk Factors make it difficult for Actel to accurately project quarterly revenues and operating results, and could cause actual results to differ materially from those projected in the forward-looking statements. Any failure to meet expectations could cause the price of Actel’s stock to decline significantly.

Editor’s Note: The Actel name and logo are registered trademarks of Actel Corporation. All other trademarks and servicemarks are the property of their respective owners.

ACTEL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended
	Apr. 6, 2008	Jan. 6, 2008	Apr. 1, 2007
Net revenues	$54,756	$51,769	$48,604
Costs and expenses:
Cost of revenues	22,738	23,291	19,838
Research and development	16,709	15,475	15,719
Selling, general, and administrative	16,780	16,768	16,085

Total costs and expenses	56,227	55,534	51,642

Loss from operations	(1,471)	(3,765)	(3,038)
Interest income and other, net	1,932	2,231	2,128

Income (loss) before tax provision (benefit)	461	(1,534)	(910)
Tax provision (benefit)	285	(237)	(163)

Net income (loss)	$176	$(1,297)	$(747)

Net income (loss) per share:
Basic	$0.01	$(0.05)	$(0.03)

Diluted	$0.01	$(0.05)	$(0.03)

Shares used in computing net income (loss) per share:
Basic	26,487	27,026	26,747

Diluted	26,677	27,026	26,747

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS

(Unaudited, in thousands)

	Three Months Ended
	Apr. 6, 2008	Jan. 6, 2008	Apr. 1, 2007
Cost and expenses:
Non-GAAP cost of revenues	$22,738	$21,074	$19,838
Adjustments related to inventory reserve	—	2,217	—

GAAP cost of revenues	$22,738	$23,291	$19,838

Non-GAAP research and development	$15,683	$14,660	$14,634
Adjustments related to stock based compensation	1,026	815	1,085

GAAP research and development	$16,709	$15,475	$15,719

Non-GAAP selling, general and administrative	$14,189	$14,564	$13,239
Adjustments related to stock based compensation and option investigation	2,591	2,204	2,846

GAAP selling, general and administrative	$16,780	$16,768	$16,085

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS

(Unaudited, in thousands)

	Three Months Ended
	Apr. 6, 2008	Jan. 6, 2008	Apr. 1, 2007
Loss from operations:
Non-GAAP income from operations.	$2,146	$1,471	$893
Adjustments related to stock based compensation, option investigation and other	(3,617)	(5,236)	(3,931)

GAAP loss from operations	$(1,471)	$(3,765)	$(3,038)

Income (loss) before tax provision:
Non-GAAP income before tax provision	$4,078	$3,702	$3,021
Adjustments related to stock based compensation, option investigation and other	(3,617)	(5,236)	(3,931)

GAAP income (loss) before tax provision	$461	$(1,534)	$(910)

Net income (loss):
Non-GAAP net income	$2,855	$2,591	$2,115
Adjustments related to stock based compensation, option investigation, other and tax	(2,679)	(3,888)	(2,862)

GAAP net income (loss)	$176	$(1,297)	$(747)

RECONCILIATION OF NON-GAAP STATEMENTS OF OPERATIONS TO GAAP STATEMENTS OF OPERATIONS

(Unaudited, in thousands except per share amounts)

	Three Months Ended
	Apr. 6, 2008	Jan. 6, 2008	Apr. 1, 2007
Net income (loss) per share:
Basic:
Non-GAAP net income per share	$0.11	$0.10	$0.08
Adjustments related to stock based compensation, option investigation, other and tax	(0.10)	(0.15)	(0.11)

GAAP net income (loss) per share	$0.01	$(0.05)	$(0.03)

Diluted:
Non-GAAP net income per share	$0.11	$0.10	$0.08
Adjustments related to stock based compensation, option investigation, other and tax	(0.10)	(0.15)	(0.11)

GAAP net income (loss) per share	$0.01	$(0.05)	$(0.03)

ACTEL CORPORATION

CONSOLIDATED BALANCE SHEETS
(In thousands)

	Apr. 6, 2008	Jan. 6, 2008
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$8,827	$30,119
Short-term investments	150,238	152,609
Accounts receivable, net	26,338	18,116
Inventories	37,259	35,587
Deferred income taxes	19,331	19,350
Prepaid expenses and other current assets	9,465	10,259

Total current assets	251,458	266,040
Property and equipment, net	28,208	25,417
Long-term investments	3,626	6,442
Goodwill	30,032	30,197
Deferred income taxes	15,947	16,082
Other assets, net	22,348	19,438

	$351,619	$363,616

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,235	$16,972
Accrued compensation and employee benefits	7,410	6,181
Accrued licenses	4,458	4,927
Other accrued liabilities	3,117	3,941
Deferred income on shipments to distributors	32,712	26,109

Total current liabilities	66,932	58,130
Deferred compensation plan liability	5,098	5,479
Deferred rent liability	1,396	1,417
Accrued sabbatical compensation	3,380	3,380
Other long-term liabilities, net	5,165	3,718

Total liabilities	81,971	72,124
Shareholders’ equity	269,648	291,492

	$351,619	$363,616